FOR IMMEDIATE RELEASE



Michael Nolan
United Waste Systems,
Inc.
(203) 622-3131
www.uwst.com
Lew Nevins
USA Waste Services,
Inc.
(713) 512-6228

Debra Wasser
Dewe Rogerson
Inc.
(212) 688-6840




UNITED WASTE SYSTEMS AND USA WASTE SERVICES
ANNOUNCE PROPOSED CONSENT DECREE ON MERGER

HOUSTON, Texas and GREENWICH, Connecticut, August 22, 1997 -- USA Waste Services, Inc. (NYSE: UW) and United Waste Systems, Inc. (NASDAQ:UWST) announced that they have entered into a proposed consent decree and hold separate agreement with the U.S. Department of Justice and the Commonwealth of Pennsylvania that resolves antitrust issues raised by the Department of Justice concerning the proposed merger of United Waste with a wholly-owned subsidiary of USA Waste. The proposed consent decree requires the divestiture of one landfill, which accounted for less than $5 million in revenues in 1996. As previously announced, the United Waste and USA Waste shareholders' meetings with respect to the merger are scheduled to be held on August 26, 1997.

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